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Exhibit 99.3

NEON Systems, Inc. and InnerAccess Technologies Inc. unaudited pro forma combined condensed consolidated financial information.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

INTRODUCTORY NOTE

        On July 15, 2004, NEON announced in a press release attached to NEON's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 28, 2004 (the "Acquisition 8-K") as Exhibit 99.1 announcing the closing of its acquisition of InnerAccess Technologies Inc., a company incorporated under the laws of the province of Quebec, Canada ("InnerAccess"). InnerAccess is a company that develops, markets and licenses web services technology and provides services related to the integration of mainframe data sources with modern distributed computing systems. In connection with the acquisition, NEON and InnerAccess entered into a Combination Agreement dated May 28, 2004 in the form attached to the Acquisition 8-K as Exhibit 2.1, which provided for the amalgamation of InnerAccess, three single-purpose entities holding the majority of the shares of InnerAccess (the "Principal Shareholders"), and NEON's wholly-owned subsidiary, NEON Systems Canada Inc. (the "Amalgamated Entity"). In connection with the amalgamation, the shareholders of InnerAccess and the Principal Shareholders (together, the "InnerAccess Shareholders") exchanged their shares of the capital stock of InnerAccess for (i) class A redeemable shares of the Amalgamated Entity, which entitled such InnerAccess Shareholders to receive $0.174 per share redeemed by the Amalgamated Entity and (ii) class B redeemable shares of the Amalgamated Entity, which entitled such InnerAccess Shareholder to receive 0.02952 of a share of NEON common stock per share redeemed by the Amalgamated Entity. Upon the full redemption of the redeemable preferred shares, NEON will have paid the InnerAccess Shareholders a total of $2.4 million dollars in cash purchase price and issued 407,123 shares of NEON common stock in consideration for the acquisition of InnerAccess by NEON.

        In addition, NEON has assumed certain special warrants of InnerAccess, which (on a converted basis) represent the right to acquire an additional 19,894 shares of NEON common stock at a cash exercise price equal to $9.50 per share. In connection with the issuance of the shares of NEON common stock, NEON has also agreed to enter into a registration rights agreement with each former InnerAccess Shareholder in the form attached to the Acquisition 8-K as Exhibit 4.1. Such Registration Rights Agreement grants to each such former InnerAccess Shareholder a right to piggyback on any public offering of NEON shares of common stock during the one year period following the closing of the acquisition of InnerAccess by NEON.

        NEON incurred an estimated $600,000 in transaction fees, including legal, valuation and accounting fees. The transaction has been accounted for as a purchase business combination, and the net preliminary purchase price of approximately $4.5 million has been preliminarily allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their estimated fair values on the acquisition date. The actual allocation of the purchase price may differ from that reflected in the unaudited proforma combined condensed financial information after the review of the fair market value of the assets and liabilities has been completed.

        The following unaudited pro forma combined condensed consolidated financial information gives effect to the acquisition by NEON of all of the outstanding shares of InnerAccess; therefore, no minority interest has been presented. The unaudited pro forma condensed combined balance sheet is based on the historical balance sheets of NEON and InnerAccess at June 30, 2004, and has been prepared to reflect the acquisition as if the acquisition of all of the outstanding shares of InnerAccess had been consummated on June 30, 2004. The unaudited pro forma condensed combined statements of operations combine the results of operations of NEON and InnerAccess for the year ended March 31, 2004, and the three months ended June 30, 2004, respectively, as if the acquisition had occurred on April 1, 2003.

        The unaudited pro forma condensed combined financial information has been prepared from, and should be read in conjunction with, the respective historical consolidated financial statements of NEON and InnerAccess. NEON's historical consolidated financial statements for the year ended and as of March 31, 2004 can be found in NEON's Annual Report on Form 10-K filed on June 28, 2004 and NEON's historical unaudited condensed consolidated financial statements for the three months ended and as of June 30, 2004 were filed on Form 10-Q on August 16, 2004. InnerAccess' historical consolidated financial statements for the year ended and as of November 30, 2003 are included in this Form 8-K filing.

        The historical profit and loss account and balance sheet of InnerAccess have been prepared in accordance with Canadian GAAP. For the purpose of presenting the unaudited pro forma condensed combined financial information, InnerAccess' statement of operations did not require any significant adjustments in order to convert from Canadian GAAP to US GAAP. In addition, certain adjustments have been made to the historical financial statements of InnerAccess to reflect reclassifications to conform to NEON's presentation under US GAAP.

        The historical financial statements of InnerAccess were presented in Canadian Dollars (C$). For the purposes of presenting the unaudited pro forma condensed combined financial information, the adjusted income statements of InnerAccess for the year ended March 31, 2004 and three month period ended June 30, 2004, have been translated into US dollars at the average daily closing rate for each respective period. The adjusted balance sheet of InnerAccess at June 30, 2004 has been translated into US dollars at the closing rate on June 30, 2004.

        The preliminary pro forma acquisition adjustments described in note 2 are based on available information and certain assumptions made by NEON management and may be revised as additional information becomes available. The unaudited pro forma condensed combined financial information is not intended to represent what NEON's financial position is or results of operations would have been if the acquisition had occurred on those dates or to project NEON's financial position or results of operations for any future period. Since NEON and InnerAccess were not under common control or management for any period presented, the unaudited pro forma condensed combined financial results may not be comparable to, or indicative of, future performance.

Unaudited Proforma Condensed Combined Statements of Operations

(in thousands, except per share amounts)

	Year Ended
	NEON US GAAP 3/31/04	InnerAccess US GAAP 3/31/04	Pro Forma Adjustments		Pro Forma Combined
Revenues:
License	$5,306	$804	—		$6,110
Maintenance	10,074	835	—		10,909

Total revenues	15,380	1,639	—		17,019
Cost of revenues:
Cost of licenses	84	—	694	g	694
Cost of maintenance	1,353	299	—		1,652

Total cost of revenues	1,437	299	694		2,346
Gross profit	13,943	1,340	(694)		14,673
Operating expenses:
Sales and marketing	6,085	447	—		6,532
Research and development	4,509	580	186	i	5,275
General and administrative	3,623	481	(147	)h	3,957
Restructuring costs/Impairment/Other	237	—	—		237

Total operating expenses	14,454	1,508	39		16,001
Operating loss	(511)	(168)	(703)		(1,328)
Interest and other income, net	275	(7)			268

Loss from continuing operations before income taxes	(236)	(175)	(703)		(1,060)
Provision for income taxes	—	—	—		—

Loss from continuing operations	$(236)	$(175)	$(703)		$(1,060)

Loss per share—basic and diluted:
Loss from continuing operations	$(0.03)				$(0.11)

Weighted-average shares outstanding: (Note 4)
Basic and diluted	8,855				9,262

Unaudited Proforma Condensed Combined Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	NEON US GAAP 6/30/04	InnerAccess US GAAP 6/30/04	Pro Forma Adjustments		Pro Forma Combined
Revenues:
License	$1,103	$301	—		$1,404
Maintenance	2,468	235	—		2,703

Total revenues	3,571	536	—		4,107
Cost of revenues:
Cost of licenses	32	—	174	g	206
Cost of maintenance	364	77	—		441

Total cost of revenues	396	77	174		647
Gross profit	3,175	459	(174)		3,460
Operating expenses:
Sales and marketing	1,555	140	—		1,695
Research and development	983	177	11	i	1,171
General and administrative	930	189	(107	)h	1,012

Total operating expenses	3,468	506	(96)		3,878
Operating loss	(293)	(47)	(78)		(418)
Interest and other income, net	45	9	—		54
Gain on sale of notes receivable	1,215	—	—		1,215

Income (loss) before income taxes	967	(38)	(78)		851
Provision for income taxes	—	—	—		—

Net income	$967	$(38)	$(78)		$851

Earning per share:
Basic	$0.11				$0.09
Diluted	$0.10				$0.09
Weighted-average shares outstanding: (Note 4)
Basic	8,915				9,322
Diluted	9,379				9,786

Unaudited Proforma Condensed Combined Balance Sheet

(in thousands)

	NEON US GAAP 6/30/04	InnerAccess US GAAP 6/30/04	Pro Forma Adjustments		Pro Forma Combined
Cash and cash equivalents	$26,474	$484	$(2,400	)a	$24,558
Accounts receivable, net	2,489	196			2,685
Other current assets	1,161	223			1,384

Total current assets	30,124	903	(2,400)		28,627
Property and equipment, net	540	140			680
Note receivable, net	4,260	—			4,260
Acquired intangibles	399	—	3,470	b	3,869
Goodwill	—	—	932	b	932
Other assets	487	—	(388	)c	99

Total assets	$35,810	$1,043	$1,614		$38,467

LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$222	$225			$447
Accrued expenses	1,366	81	448	c	1,895
Deferred revenue	6,563	582	(258	)d	6,887
Current portion of long-term debt		36			36

Total current liabilities	8,151	924	190		9,265
Deferred revenue—long term	1,298	—			1,298
Accrued restructuring expenses—long term	932	—			932
Long term debt		77			77

Total liabilities	10,381	1,001	190		11,572

STOCKHOLDERS' EQUITY:
Common stock	98	161	(157	)e,f	102
Additional paid-in capital	51,703	1,022	440	e,f	52,847
Treasury Stock	(2,649)				(2,649)
Accumulative other comprehensive loss	(423)				(423)
Accumulated deficit	(23,300)	(1,141)	1,141	e	(23,300)

Total stockholders' equity	25,429	42	1,424		26,882

Total liabilities and stockholders' equity	$35,810	$1,043	$1,614		$38,467

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1—PRELIMINARY PURCHASE PRICE

        The unaudited pro forma condensed combined consolidated financial information reflect an estimated purchase price of approximately $4.5 million for 100% of the outstanding common stock of InnerAccess Technologies Inc. ("InnerAccess"). The fair value of the NEON Systems, Inc. ("NEON") restricted common stock issued of $1.5 million was based on the average market price of NEON common stock for the period beginning two trading days before and ending two trading days after June 1, 2004, the announcement date of the acquisition. The estimated total purchase price for the acquisition of 100% of the outstanding shares of InnerAccess is as follows (in thousands):

Cash	$2,400
Fair value of NEON common stock to be issued	1,466
Estimated direct acquisition costs	600

Total estimated purchase price	$4,466

        The final purchase price is dependent on the actual direct acquisition costs. Under the purchase method of accounting, the total estimated purchase price is allocated to InnerAccess' net tangible and identifiable intangible assets based on their estimated fair value as of the date of completion of the acquisition. Based on the estimated purchase price and the preliminary valuation, the preliminary purchase price allocation, which is subject to change based on NEON's final analysis, is as follows (in thousands):

Cash	$255
Tangible assets	531
Amortizatable intangible assets:
Core technology	3,000
Maintenance contracts/customer relationships	470
Goodwill	1,003

Total assets acquired	5,259
Liabilities assumed	(793)

Net assets acquired	$4,466

        A preliminary estimate of $3.5 million has been allocated to amortizable intangible assets consisting of existing technology, maintenance contracts and customer relationships with a useful life of five years. A preliminary estimate of $1.0 million has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair market value of the net tangible and amortizable intangible assets acquired. Goodwill will not be amortized and will be tested for impairment at least annually. The preliminary purchase price allocation for InnerAccess is subject to revision as more detailed analysis is completed and additional information on the fair values of InnerAccess' tangible and intangible assets and liabilities becomes available. Any change in the fair value of the net assets of InnerAccess will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

NOTE 2—PRO FORMA ADJUSTMENTS

        Certain reclassifications have been made to conform InnerAccess' historical and pro forma amounts to NEON's financial statement presentation.

        The accompanying unaudited pro forma combined condensed consolidated financial statements have been prepared as if the merger was completed on June 30, 2004 for balance sheet purposes and as of April 1, 2003 for statements of operations purposes and reflect the following pro forma adjustments:

  (a)
  To reflect the cash portion of the merger of $0.174 per outstanding InnerAccess share of common stock for a total of $2.4 million.

  (b)
  To establish amortizable intangible assets related to core technology ($3.0 million) and maintenance contracts/customer relationships ($470,000), and non-amortizable goodwill ($1.0 million). As discussed in Note 1, the allocations are based on preliminary analysis and are subject to change as more detailed analysis is completed.

  (c)
  To record $600,000 of estimated direct acquisition costs, of which $212,000 is in accrued expenses and $388,000 that is already included in other assets for costs previously paid, and an additional $236,000 of estimated severance and other integration costs to be incurred as a result of the acquisition. The severance amounts relate to InnerAccess employees who are being terminated in connection with the acquisition, while the integration costs relate primarily to the termination of InnerAccess lease arrangements. Actual amounts could differ significantly upon completion of the acquisition.

  (d)
  To adjust InnerAccess deferred revenue to estimated fair value.

  (e)
  To eliminate the historical stockholders' equity of InnerAccess of $1.2 million.

  (f)
  To record the estimated fair value of NEON common stock issued in the acquisition of $1.5 million. As discussed in Note 1, the common stock issued has been valued based on average market price of NEON common stock for the period beginning two trading days before and ending two trading days after the announcement of the acquisition.

  (g)
  To reflect amortization of the amortizable intangible assets aggregating $3.5 million, as discussed in (b) above. Amortization is recorded on a straight-line basis over an estimated life of five years.

  (h)
  To eliminate costs incurred by InnerAccess related to the acquisition by NEON of $147,000 and $107,000 for the year ended March 31, 2004 and the three months ended June 30, 2004, respectively.

  (i)
  To eliminate research and development credits received by InnerAccess from the Canadian government of $186,000 and $11,000 for the year ended March 31, 2004 and the three months ended June 30, 2004, respectively. These credits have been available to InnerAccess as a Canadian-owned entity. Following the acquisition, such credits will only be available to the extent that the Canadian operations pay income taxes prospectively.

        There were no transactions between NEON and InnerAccess during the periods presented.

        Based on the finalization of the valuation, purchase price allocation, integration plans and other factors, the pro forma adjustments may change from those presented in these pro forma combined financial statements. A change in the value assigned to long-lived tangible and intangible assets and liabilities could result in a reallocation of the purchase price and a change in the pro forma adjustments. The statement of operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

NOTE 3—RECLASSIFICATIONS TO INNERACCESS FINANCIAL STATEMENT PRESENTATION

        Reclassifications have been made to the underlying InnerAccess statement of operations prepared under Canadian GAAP to conform to NEON's statement of operations presentation. The reclassifications made to InnerAccess' statement of operations to conform to NEON's presentation and descriptions of the reclassifications are as follows:

	Year Ended March 31, 2004
	InnerAccess Canadian GAAP Canadian Presentation	Presentation Adjustments		InnerAccess Canadian GAAP US Presentation
	(C$-'000)	(C$-'000)		(C$-'000)
Sales	2,232	(2,232	)a	—
License	—	1,106	a	1,106
Maintenance	—	1,126	a	1,126

	2,232	—		2,232
Cost of revenues:
Cost of licenses	—	—		—
Cost of maintenance	—	403	b	403

Total cost of revenues	—	403		403
Gross profit	2,232	(403)		1,829
Operating expenses
Sales and marketing	167	442	c	609
Research and development	951	(168	)b,c	783
General and administration	—	646	c,d	646
Administrative and selling	1,306	(1,306	)c	—
Financial expenses less revenues	27	(27	)d	—

	2,451	(413)		2,038
Operating loss	(219)	10		(209)
Interest and other income, net	—	(10	)d	(10)
Loss before tax	(219)	—		(219)
Income tax expense
Current income taxes	—	—		—
Decrease in current income taxes due to the use of previously unrecognized tax benefits	—	—		—

Provision for income taxes	—	—		—

Net loss	(219)	—		(219)

	Three Months Ended June 30, 2004
	InnerAccess Canadian GAAP Canadian Presentation	Presentation Adjustments		InnerAccess Canadian GAAP US Presentation
	(C$-'000)	(C$-'000)		(C$-'000)
Sales	723	(723	)a	—
License	—	405	a	405
Maintenance	—	318	a	318

	723	—		723
Cost of revenues:
Cost of licenses	—	—		—
Cost of maintenance	—	104	b	104

Total cost of revenues	—	104		104
Gross profit	723	(104)		619
Operating expenses
Sales and marketing	45	145	c	190
Research and development	288	(48	)b,c	240
General and administration	—	258	c,d	258
Administrative and selling	456	(456	)c	—
Financial expenses less revenues	(9)	9	d	—

	780	(92)		688
Operating loss	(57)	(12)		(69)
Interest and other income, net	—	12	d	12
Loss before tax	(57)	—		(57)
Income tax expense
Current income taxes	—	—		—
Decrease in current income taxes due to the use of previously unrecognized tax benefits	—	—		—

Provision for income taxes	—	—		—

Net loss	(57)	—		(57)

(a)
Reclassification to present license revenue and service and maintenance revenue separately.

(b)
Reclassification of research and development expenses to reallocate certain expenses related to cost of maintenance revenue.

(c)
Reclassification of administrative and selling expenses to reallocate the expenses to sales and marketing, researching and development and general and administration.

(d)
Reclassification of financial expenses less revenue to general and administration and interest income.

NOTE 4—RECONCILIATION OF WEIGHTED AVERAGE SHARES OUTSTANDING

        Pro forma weighted average shares outstanding, on a basic and diluted basis, for the year ended March 31, 2004 and the three months ended June 30, 2004 include 407,123 shares related the issuance of NEON common stock associated with the InnerAccess acquisition.

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  Exhibit 99.3
NEON Systems, Inc. and InnerAccess Technologies Inc. unaudited pro forma combined condensed consolidated financial information. UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION
INTRODUCTORY NOTE
Unaudited Proforma Condensed Combined Statements of Operations (in thousands, except per share amounts)
Unaudited Proforma Condensed Combined Statements of Operations (in thousands, except per share amounts)
Unaudited Proforma Condensed Combined Balance Sheet (in thousands)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION